EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the common shares, par value $0.01 per share, of Triton International Limited, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  September 19, 2016

VESTAR/TRITON INVESTMENTS III, L.P.

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Attorney-in-fact

VESTAR-TRITON (GIBCO) LTD

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Attorney-in-fact
TRITON-VESTAR LUXCO S.A.R.L.

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Attorney-in-fact

VESTAR/TRITON INVESTMENTS HOLDINGS L.P.

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Attorney-in-fact

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Attorney-in-fact

VESTAR ASSOCIATES V, L.P.

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Attorney-in-fact

VESTAR MANAGERS V LTD.

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Attorney-in-fact

VESTAR CAPITAL PARTNERS LLC

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Managing Director and General Counsel

VESTAR MANAGEMENT CORP. II

By:	/s/ Steven Della Rocca
Name:	Steven Della Rocca
Title:	Attorney-in-fact

DANIEL S. O’CONNELL

By:	/s/ Steven Della Rocca, Attorney-in-fact